SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                             March 6, 2000
           Date of Report (Date of earliest event reported)

                      QUAKER CHEMICAL CORPORATION
        (Exact name of registrant as specified in its charter)

        Pennsylvania                0-7154                23-0993790
        ------------                ------                ----------
  (State of incorporation) (Commission File Number)      (IRS Employer
                                                       Identification No.)

Elm and Lee Streets, Conshohocken, PA                   19428-0809
-------------------------------------                   ----------
(Address of principal executive offices)                (Zip Code)

  Registrant's telephone number including area code: (610) 832-4000

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Item 5.  Other Events.

     On March 6, 2000, the Board of Directors ("Board") of Quaker Chemical Corporation (the "Company") authorized and declared a dividend distribution of one Right for each Common Share of the Company outstanding on the close of business on March 20, 2000 ("Record Date") and authorized the issuance of one Right for each Common Share of the Company issued between the Record Date and the Distribution Date.

     Until the earlier to occur of (i) a public announcement that, without the prior consent of the Board, a person (other than certain excluded persons) or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Common Stock (or an additional 5% or more of the outstanding Common Stock in the case of any Acquiring Person who beneficially owns 20% or more of the outstanding Common Stock as of the Record Date) or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer (which has not been determined by the Board to be in the best interests of the Company and its shareholders) the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced solely by the Certificates for the Common Stock registered in the names of the holders of the Common Stock and not by separate certificates.

     Until the Distribution Date, the transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Should the Company purchase or acquire any Common Stock after the Record Date, but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired. As soon as practicable after the Distribution Date, Rights Certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date.

     The Rights may be exercised in whole or in part after the Distribution Date upon surrender of the Rights Certificate, but before the earlier of (i) March 20, 2010 (the "Final Expiration Date") or (ii) the time at which the Rights are redeemed or terminated by the Company (the earlier of such dates being called the "Expiration Date"). Until a Right is exercised, the Rights holder as such, will have no rights as a shareholder of the Company, including without limitation, the right to vote or to receive dividends.

     Initially, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Preferred Stock, par value $.01 per share, at a price of $65.00 per one one-hundredth of a share. The Purchase Price and the number and kind of Preferred Shares or capital stock are subject to adjustment from time to time to prevent dilution in the event
(i) of a stock dividend on any security of the Company payable in Preferred Shares, (ii) of subdivision, combination or reclassification of, the Preferred Stock, (iii) the Company fixes a record date for the issuance of rights, options or warrants to holders of any security of the Company entitling them to subscribe for or purchase Preferred Shares at a price, or securities

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convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iv) the Company fixes a record date for a distribution to all holders of Preferred Shares of evidences of indebtedness, cash or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable on Preferred Shares) or subscription rights or warrants (other than those in
(iii) above).

     The Series B Preferred Stock purchasable upon the exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock).
Each share of Series B Preferred Stock will be entitled to a preferred dividend equal to 100 times any dividend declared on the Common Stock. In the event of liquidation, the holders of Series B Preferred Stock will receive a preferred liquidation payment equal to $1.00 per share of Series B Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon. After the holders of Common Stock receive a distribution equal to the preferred liquidation payment, the holders of the Series B Preferred Stock and the holders of the Common Stock share ratably in all further liquidation distributions. Each share of Series B Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of a merger, consolidation or other transaction in which the Company's Common Stock are exchanged, each share of Series B Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per Common Share. The rights of the Series B Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. The Company shall make the appropriate rounding adjustments so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

     In the event that any person becomes an Acquiring Person, each Right beneficially owned by the Acquiring Person becomes null and void. In the event that a Person becomes an Acquiring Person; or the Company is the surviving corporation in a merger with an Acquiring Person; or an Acquiring Person engages in one or more "self-dealing" transactions with the Company, as set forth in the Rights Agreement; or during such time as there is an Acquiring Person an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., by means of a recapitaliztion), then, in each such case each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive upon exercise of the Right and payment of the then current Purchase price that number of one one-hundredth of a share of Series B Preferred Stock having a market value of two times that Purchase Price.

     In the event that, after the Distribution Date, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of that Purchase Price.

     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Stock and prior to the

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acquisition by such person or group of 50% or more of the outstanding
Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one one-hundredth of a share of Series B Preferred Stock or one Common Share per Right (subject to adjustment).

     At any time prior to 10 days after the first public announcement that there is an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).

     The description and terms of the Rights are set forth in the Rights Agreement, dated as of March 6, 2000 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent. A copy of the Rights Agreement is filed as an exhibit to this Registration Statement on Form 8-A. The summary description of the Rights as set out below does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time and which is incorporated herein by reference.

Item 7.  Exhibits.
         ---------
Number   Description

     1. Rights Agreement, dated as of March 6, 2000 between the Company and Stock Transfer & Trust Company, as Rights Agent, including the Resolution of the Board of the Company Establishing and Designating Series B Preferred Stock as a Series of the Preferred Stock, attached thereto as Exhibit A, and the Form of Rights Certificate, attached thereto as Exhibit B.

     2.  Press Release, dated March 6, 2000, filed herewith.

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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 6, 2000                       QUAKER CHEMICAL CORPORATION



                                          By: /s/ Ronald J. Naples
                                              -------------------------------
                                              Ronald J. Naples, Chairman